Exhibit 99.1

ADC Therapeutics Announces $60 Million Private Placement

LAUSANNE, Switzerland — October 13, 2025 — ADC Therapeutics SA (NYSE: ADCT), a commercial-stage global leader and pioneer in the field of antibody drug conjugates (ADCs), today announced that it has entered into securities purchase agreements for the sale of its equity securities to certain institutional investors in a $60.0 million private investment in public equity (“PIPE”) financing. In the PIPE, ADC Therapeutics is selling 11.3 million common shares at $4.00 per share and pre-funded warrants to purchase 3.8 million common shares at $3.90, per pre-funded warrant, which is the price per common share in the PIPE minus the exercise price of CHF 0.08 per pre-funded warrant.

The PIPE is led by TCGX and includes participation from Redmile Group and other existing investors.

Gross proceeds from the PIPE financing are anticipated to be approximately $60.0 million before deducting placement agent fees and offering expenses. The PIPE is expected to close on October 27, 2025, subject to customary closing conditions. ADC Therapeutics intends to use the net proceeds from the PIPE to invest in the commercial expansion of ZYNLONTA® and strengthen the balance sheet, in addition to funding working capital and general corporate purposes.

“This financing enhances our ability to prepare for and execute the potential relaunch of ZYNLONTA in 2027 and further strengthens our balance sheet relative to our previously disclosed cash runway into 2028,” said Ameet Mallik, Chief Executive Officer of ADC Therapeutics. "We believe we are well-positioned to accelerate our trajectory towards long-term sustainable growth for our company. We look forward to upcoming data catalysts later this year and throughout 2026.”

The company expects net product revenues from sales of ZYNLONTA to be approximately $15.8 million for the third quarter ended September 30, 2025 with cash and cash equivalents totaling  $234.7 million as of September 30, 2025. Giving effect to the estimated net proceeds from the PIPE financing of approximately $57.6 million (after deducting placement agent fees  and estimated offering expenses), the Company would have had approximately $292.3 million of cash and cash equivalents as of that date.

The offer and sale of the foregoing securities are made in a transaction not involving a public offering, and the foregoing securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or applicable state securities laws, and are being offered and sold in reliance on Section 4(a)(2) of the Securities Act. The securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws. ADC Therapeutics has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the common shares to be sold the PIPE and the common shares issuable upon exercise of the pre-funded warrants to be sold in the PIPE.

Jefferies is acting as placement agent for the PIPE. Davis Polk & Wardwell LLP and Homburger AG are acting as legal advisors to ADC Therapeutics.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

The Company has uploaded an updated corporate presentation to the Investor portion of its website..

About ZYNLONTA®

ZYNLONTA® is a CD19-directed antibody drug conjugate (ADC). Once bound to a CD19-expressing cell, ZYNLONTA is internalized by the cell, where enzymes release a pyrrolobenzodiazepine (PBD) payload. The potent payload binds to DNA minor groove with little distortion, remaining less visible to DNA repair mechanisms. This ultimately results in cell cycle arrest and tumor cell death.

The U.S. Food and Drug Administration (FDA) and the European Medicines Agency (EMA) have approved ZYNLONTA (loncastuximab tesirine-lpyl) for the treatment of adult patients with relapsed or refractory (r/r) large B-cell lymphoma after two or more lines of systemic therapy, including diffuse large B-cell lymphoma (DLBCL) not otherwise specified (NOS), DLBCL arising from low-grade lymphoma and also high-grade B-cell lymphoma. The trial included a broad spectrum of heavily pre-treated patients (median three prior lines of therapy) with difficult-to-treat disease, including patients who did not respond to first-line therapy, patients refractory to all prior lines of therapy, patients with double/triple hit genetics and patients who had stem cell transplant and CAR-T therapy prior to their treatment with ZYNLONTA. This indication is approved by the FDA under accelerated approval and in the European Union under conditional approval based on overall response rate and continued approval for this indication may be contingent upon verification and description of clinical benefit in a confirmatory trial.

ZYNLONTA is also being evaluated as a therapeutic option in combination studies in other B-cell malignancies and earlier lines of therapy.

About ADC Therapeutics

ADC Therapeutics (NYSE: ADCT) is a commercial-stage global leader and pioneer in the field of antibody drug conjugates (ADCs). The Company is advancing its proprietary ADC technology to transform the treatment paradigm for patients with hematologic malignancies and solid tumors.

ADC Therapeutics' CD19-directed ADC ZYNLONTA (loncastuximab tesirine-lpyl) received accelerated approval by the FDA and conditional approval from the European Commission for the treatment of relapsed or refractory diffuse large B-cell lymphoma after two or more lines of systemic therapy. ZYNLONTA is also in development in combination with other agents and in earlier lines of therapy. In addition to ZYNLONTA, ADC Therapeutics has multiple ADCs in ongoing clinical and preclinical development.

ADC Therapeutics is based in Lausanne (Biopôle), Switzerland, and has operations in London and New Jersey.

ZYNLONTA® is a registered trademark of ADC Therapeutics SA.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated proceeds to be received in the PIPE, the Company’s expected use of proceeds, the expected timing of the closing of the PIPE, the Company’s long-term growth potential, the Company’s expected cash runway into 2028, and the Company’s expected net product revenues from sales of ZYNLONTA for the third quarter ended September 30, 2025 and its cash and cash equivalents as of September 30, 2025. In some cases you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “would”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “future”, “continue”, or “appear” or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to: the success of the Company’s strategic restructuring plan; changes in estimated costs associated with the restructuring plan including the workforce reduction and planned closure of the UK facility; the expected cash runway into 2028 which assumes use of minimum liquidity amount required to be maintained under its loan agreement covenants; whether future LOTIS-7 clinical trial results will be consistent with or different from the LOTIS-7 data presented at EHA and ICML and future compendia and regulatory strategy and opportunity; the timing of the PFS events for LOTIS-5 and the results of the trial and full FDA approval; the Company’s ability to grow ZYNLONTA® revenue in the United States and potential peak revenue; the ability of our partners to commercialize ZYNLONTA® in foreign markets, the timing and amount of future revenue and payments to us from such partnerships and their ability to obtain regulatory approval for ZYNLONTA® in foreign jurisdictions; the timing and results of the Company’s or its partners’ research and development projects or clinical trials including LOTIS 5 and 7, as well as early pre-clinical research for our exatecan-based ADC targeting PSMA; the timing and results of investigator-initiated trials including those studying  FL and MZL and the potential regulatory and/or compendia strategy and the future opportunity; the timing and outcome of regulatory submissions for the Company’s products or product candidates; actions by the FDA or foreign regulatory authorities; projected revenue and expenses; the Company’s indebtedness, including Healthcare Royalty Management and Blue Owl and Oaktree facilities, and the restrictions imposed on the Company’s activities by such indebtedness, the ability to comply with the terms of the various agreements and repay such indebtedness and the significant cash required to service such indebtedness; and the Company’s ability to obtain financial and other resources for its research, development, clinical, and commercial activities; and the uncertainties of international trade policies, including tariffs, sanctions and trade barriers and potential impact they may have on our business, financial condition, and results of operations. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company's Annual Report on Form 10-K and in the Company's other periodic and current reports and filings with the U.S. Securities and Exchange Commission. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document.

The ZYNLONTA net sales and cash and cash equivalents figures included in this press release are preliminary and unaudited and reflect the Company’s estimated financial results. In preparing this information, management made a number of complex and subjective judgments and estimates about the appropriateness of certain reported amounts and disclosures. The Company’s actual financial results for the quarter ended September 30, 2025 have not yet been finalized by management or audited or reviewed by the Company’s independent auditors. The preliminary financial information is not a comprehensive statement of all financial results for the quarter ended September 30, 2025. Subsequent information or events may lead to material differences between the foregoing preliminary financial results and those reported in the Company’s subsequent SEC filings. Accordingly, investors should not place undue reliance on these preliminary financial results.

CONTACTS:

Investors & Media

Nicole Riley

ADC Therapeutics

Nicole.Riley@adctherapeutics.com

+1 862-926-9040